Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-59347, 333-172738, 333-123767, and 333-187205 on Form S-8 of The Davey Tree Expert Company of our report dated March 1, 2012, (relating to the financial statements of Davey Tree Expert Co. of Canada, Limited as of and for the year ended December 31, 2011, not presented separately herein), appearing in the Annual Report on Form 10-K of The Davey Tree Expert Company for the year ended December 31, 2013.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants

Burlington, Canada
March 10, 2014